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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 21, 1999, except for the second paragraph of
Note 1, as to which the date is March 23, 2000, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation for the year ended March 31, 1999, included in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Applied Micro Circuits Corporation for the registration of 2,250,000 shares of its common stock.

                                          /s/ ERNST & YOUNG llp

San Diego, California

May 30, 2000